SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. 2)

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        Shumate Industries, Inc.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 7, 2006

You are cordially invited to attend our annual meeting of stockholders, which will be held on Wednesday, June 7, 2006, at 3:30 p.m. Central Daylight Savings Time at 12060 FM 3083, Conroe, Texas 77301. The annual meeting is being held for the following purposes:

1.	To elect seven directors to our board of directors, whose terms are described in this proxy statement.

2.	To transact other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on April 19, 2006 are entitled to vote at our annual meeting. A list of stockholders entitled to vote will be available for examination for ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:00 p.m., at the offices of Spectrum Law Group, LLP, 1900 Main Street, Suite 125, Irvine, California 92614.

Your vote is important. We urge you to sign and return your proxy before the annual meeting so that your shares will be represented and voted at the annual meeting, even if you cannot attend.

This proxy statement, our annual report on Form 10-KSB for the year ended December 31, 2005, and the proxy card are being distributed on or about May 2, 2006.

By Order of the Board of Directors, /s/ Matthew C. Flemming MATTHEW C. FLEMMING Executive Vice President, Chief Financial Officer, Treasurer, and Secretary

PROXY STATEMENT

GENERAL

This proxy statement is being furnished to our stockholders in connection with the solicitation by our board of directors of proxies to be voted at our annual meeting of stockholders on Wednesday, June 7, 2006. You are requested to vote on the proposals described in this proxy statement.

Our principal executive offices are located at 12060 FM 3083, Conroe, Texas 77301. The telephone number at this address is (936) 539-9533.

This proxy statement, our annual report on Form 10-KSB for the year ended December 31, 2005, and the proxy card are being distributed on or about May 2, 2006.

STOCKHOLDER APPROVAL

Pursuant to this proxy statement, we are soliciting proxies to be voted at the annual meeting. The annual meeting will be held to consider and vote on the following proposals:

1.	To elect seven directors to our board of directors, whose terms are described in this proxy statement.

2.	To transact other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

ABOUT THE SOLICITATION

SOLICITATION OF PROXIES AND ACCEPTANCES

This proxy statement is furnished in connection with our solicitation of proxies to be voted at the annual meeting.

You must complete and return the enclosed proxy in order to vote for or against the proposals. Our board of directors recommends a vote “FOR” the proposals.

Whether or not you are able to attend the annual meeting, your vote by proxy is very important. Stockholders are encouraged to mark, sign, and date the enclosed proxy and mail it promptly in the enclosed return envelope marked “Proxy.”

Proxies are being solicited by and on behalf of our board of directors. We will bear all expenses of this solicitation, including the cost of preparing and mailing this proxy statement. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers, and employees in person or by telephone, telegram, or other means of communication. Such directors, officers, and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for forwarding of proxy solicitation material to beneficial owners of our common stock held of record by such persons, and we may reimburse such custodians, nominees, and fiduciaries for reasonable expenses incurred in connection therewith.

RECORD DATE

The record date for purposes of determining which stockholders may vote at the annual meeting is the close of business on April 19, 2006. On the record date, there were 15,449,727 shares of our common stock outstanding, and there were approximately 375 holders of record.

DATE, TIME AND PLACE OF ANNUAL MEETING

The annual meeting will be held on Wednesday, June 7, 2006, at 3:30 p.m. Central Daylight Savings Time at 12060 FM 3083, Conroe, Texas 77301.

PURPOSE OF ANNUAL MEETING

The purpose of the annual meeting is to consider and vote on the following:

1.	To elect seven directors to our board of directors, whose terms are described in this proxy statement.

2.	To transact other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

VOTING OF PROXIES

All shares represented by a properly executed proxy will be voted at the annual meeting in accordance with the directions on such proxy. If no direction is indicated on a properly executed proxy, the shares covered thereby will be voted in favor of each proposal.

VOTING RIGHTS; QUORUM

Shares representing a majority of the total outstanding votes, whether present or represented by proxy, constitute a quorum. If you vote or return a proxy, your shares will be considered part of the quorum.

Assuming a quorum of stockholders is present at the annual meeting, the affirmative vote of a majority of all votes cast is needed to approve the election of directors. Each share of our common stock is entitled to one vote.

NO DISSENTERS’ RIGHTS

Stockholders have no appraisal or dissenters’ rights with respect to any of the transactions described in this proxy statement.

REVOCATION OF PROXIES

A stockholder who has executed and returned a proxy may revoke it at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to our Secretary, Matthew C. Flemming, at our corporate offices, or by attending the annual meeting and voting in person.

PROPOSAL 1
ELECTION OF DIRECTORS

Structure

Our bylaws provide that our board will consist of between three and twelve members, with the number of directors determined from time to time by our board. The number of directors is currently set at seven.

Directors are elected to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

Nomination

Our board has nominated A. Earl Swift, Larry C. Shumate, Matthew C. Flemming, Russell T. Clark, Frank X. Marshik, Steven B. Erikson, and Leo B. Womack to serve as directors until the next annual meeting of stockholders and until their respective successors have been elected and qualified. Mr. Swift has been nominated to act as Chairman of the Board. Messrs. Shumate, Flemming, Clark, and Marshik are current members of our board.

Vote Required

The seven nominees at the annual meeting who receive the greatest number of votes cast for the election of directors at the meeting will be elected as directors. In the absence of other instructions, the proxies will be voted FOR Messrs. Swift, Shumate, Flemming, Clark, Marshik, Erikson, and Womack. If prior to the annual meeting our board should learn that any nominee will be unable to serve by reason of death, incapacity, or other unexpected occurrence, the proxies that would have otherwise been voted for such nominee will be voted for a substitute nominee as selected by our board. Alternatively, the proxies may, at our board’s discretion, be voted for only the remaining nominees. Our board has no reason to believe that any of the nominees will be unable to serve.

Directors Nominated for Election

A. Earl Swift, 72, is a nominee to be the Chairman of the Board of Directors. Mr. Swift was previously a member of our board of directors from 2002 through 2004. Mr. Swift is the founder of Swift Energy Company, whose shares of common stock are traded on the New York Stock Exchange, and he has served as the Chairman of its board of directors since its founding in 1979. Mr. Swift also served as Swift Energy’s Chief Executive Officer until May 2001. From 1962 to 1979, Mr. Swift was employed by affiliates of American Natural Resources Company, serving his last three years as vice president of Exploration and Production for the Michigan-Wisconsin Pipeline Company and American Natural Gas Production Company. From 1955 to 1961, Mr. Swift was employed by Humble Oil Company, a predecessor of Exxon U.S.A. Mr. Swift received a Bachelor of Science degree in petroleum engineering from the University of Oklahoma, a Juris Doctor from South Texas College of Law, and a Masters of Business Administration from the President/Key Executive Program at Pepperdine University.

Larry C. Shumate, 53, is our President and Chief Executive Officer and is the current Chairman of the Board of Directors. Mr. Shumate founded Shumate Machine Works in 1978 and has more than 27 years of manufacturing and management experience. Mr. Shumate has been the President of Shumate Machine since its inception and became our President and Chief Executive Officer in 2004. Mr. Shumate has served as a director since April 2004.

Matthew C. Flemming, 37, is a director and our Chief Financial Officer, Treasurer, Secretary, and Executive Vice-President. Mr. Flemming was a co-founder of Excalibur Holdings. From June 1999 to March 2001, he served as Chief Executive Officer of WorldByNet, Inc. a Houston, Texas based privately held Internet start-up company. From January 1994 to May 1999, Mr. Flemming served as Chief Executive Officer of FARO Pharmaceuticals, Inc., a privately held specialty products company. From May 1991 to December 1993, he was a Series 7 licensed financial advisor with Eppler, Guerin and Turner, a regional investment banking firm in the Southwest at that time. Mr. Flemming received a Bachelor of Arts in Finance from the University of Houston. Mr. Flemming is a former officer of Excalibur Holdings, Inc., Aeroweld, Inc., Excalibur Steel, Inc., and Excalibur Services, Inc., all former direct or indirect subsidiaries of our company, prior to their respective filings for bankruptcy protection. Mr. Flemming has served as a director since April 2002.

Russell T. Clark, 40, is a director and our Vice President and Chief Operating Officer. Mr. Clark has served as the Chief Operating Officer of Shumate Machine Works since 1998, developing operating procedures, production systems and controls and managing manufacturing personnel for growth. From 1988 to 1998, Mr. Clark worked at Baker Hughes in a variety of positions. From 1996 to 1998 he was Quality Assurance Manager for the western hemisphere for the Navitrak product line, and from 1988 to 1996, Mr. Clark served as Senior Quality Manager of Baker Hughes Develco and Senior Quality Engineer of Baker Hughes MWD. Mr. Clark has served as a director since April 2004.

Francis X. Marshik, 79, is a director. Mr. Marshik retired in 1986 from M.W. Kellogg, an engineering, construction and fabrication company, where he served as its Senior Vice President of Global Business Development since 1980. From 1974 to 1980, Mr. Marshik was Commercial Vice President of M.W. Kellogg in London, and from 1968 to 1972, he was the head of the Far East as General Manager of Japan. From 1950 to 1966, Mr. Marshik held various positions at C.F. Braun, an engineering company. He received a Bachelor of Science from Oregon State University. Mr. Marshik has served as a director since April 2002.

Steven B. Erikson, 38, is a nominee to be a director. Mr. Erikson is a co-founder of Flowchem, Ltd., a specialty chemical provider to the pipeline industry, and has been its president since 2001. From 1998 to 2000, Mr. Erikson was the president of Red Rock Interests, Ltd., a financial advisory and investment company. From 1995 to 1998, he was an associate with Jeffries & Co. in the Corporate Finance - Energy Group. From 1990 to 1993, Mr. Erikson was a senior consultant with PriceWaterhouseCoopers in the Bankruptcy and Turnaround Group. Mr. Erikson received a Bachelor of Arts in Economics from Colorado College and a Masters of Business Administration from Rice University.

Leo B. Womack, 63, is a nominee to be a director. Mr. Womack has been the President and a director of Gulf Equities Realty Advisors, Inc., a diversified real estate portfolio management company, since 1986. He has also been the Chairman and Chief Financial Officer of Fairway Medical Technologies, Inc., a medical device company and a portfolio company of the Baylor College of Medicine Venture Fund, since 1996. He has been a director of Valves Incorporated of Texas, a specialty lubricants manufacturer for pipelines, since 1975. From 1969 to 1978, Mr. Womack was a managing partner of Womack, Gilman, Ritzwaller, & Co., which later merged with Fox & Company, a national accounting firm. From 1965 to 1969, was a senior accountant at Arthur Andersen & Co. Mr. Womack has been nominated to be a director of O.I. Corporation, a publicly traded company listed on the NASDAQ Stock Market. Mr. Womack is licensed as a certified public accountant and a real estate broker. He received a bachelor of arts from Texas A&M University.

Information about our Board and its Committees.

Our board of directors held no formal meetings during fiscal 2005; rather, the board of directors acted by unanimous written consent on nine occasions during fiscal 2005.

Our board of directors established an Audit Committee which became active in April 2002. The Board of Directors also established an Executive Committee in January 2003. Since the resignations of A. Earl Swift and Donald Parr from the board of directors, our entire board of directors has served to act as the Audit Committee and the Executive Committee. The only member of our Audit Committee who is “independent” under American Stock Exchange standards is Frank X. Marshik.

The Audit Committee provides assistance to our board in satisfying its fiduciary responsibilities relating to our financial statements, financial reporting process, systems of internal accounting and financial controls and the annual independent audit of our financial statements. The Audit Committee is responsible for appointing or replacing the independent auditors, and approves all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee operates under a written charter adopted by our board of directors. Our Audit Committee held no meetings in fiscal 2005; rather, the board of directors acted by unanimous written consent on nine occasions during fiscal 2005.

Upon election of the nominees to the board of directors, the board intends to appoint Messrs. Swift, Erikson, and Womack to the Audit Committee, with Mr. Womack acting as Chairman of the Audit Committee.

The Executive Committee has and may exercise all the powers and authority of the full board of directors in the management of our business and affairs. However, the Executive Committee does not have the power or authority to amend our certificate of incorporation or bylaws, adopt an agreement of merger or consolidation to which we are a party, recommend to the stockholders the sale, lease, or exchange of all or substantially all of our assets, or recommend our dissolution to the stockholders. The Executive Committee does not operate under a written charter, but rather pursuant to a resolution adopted by our board of directors. Our Executive Committee held no meetings during fiscal 2005; rather, the board of directors acted by unanimous written consent on nine occasions during fiscal 2005.

On April 20, 2006, the board dissolved the Executive Committee.

We do not have either a compensation committee or a nominating committee. It has been the view of our board of directors that it is appropriate to not have a nominating committee since one is not required to maintain our listing on the OTC Bulletin Board and due to the additional and unnecessary costs associated with administering an additional board committee. However, upon election of the nominees to the board of directors, the board intends to establish both a compensation committee and a nominating committee and intends to appoint Messrs. Swift, Erikson, and Womack to both committees.

Our board of directors will consider recommendations of nominees from stockholders of that are submitted in accordance with the procedures for nominations set forth under the section entitled “Stockholder Proposals for the Next Annual Meeting” in this proxy statement. In addition, such recommendations should be accompanied by the candidate’s name, biographical data and qualifications, and a written statement from the individual evidencing his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Other than as stated herein, we do not have a formal policy with respect to consideration of director candidates recommended by stockholders, as the board believes that each candidate, regardless of the source of the recommendation, should be evaluated in light of all relevant facts and circumstances. Nominees for director are selected on the basis of, among other things, independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment, ability to devote adequate time and effort to board responsibilities, and commitments to other public company boards. Other criteria for director candidates considered by the board include age, diversity, whether the candidate has any conflicts of interest, whether the candidate has any level of independence and skills for board and committee service, what the candidate’s skills and experience add to the overall competencies of the board, and whether the candidate has any special background relevant to our business.

We do not pay any fees to any third party to identify, evaluate, or assist in identifying or evaluating potential nominees to our board of directors.

Report of the Audit Committee

Our Audit Committee has issued the following report:

Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the board of directors. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors our audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from us and our management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to us is compatible with the auditor’s independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-KSB for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission. By recommending to the board of directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness, or fairness of the audited financial statements.

Larry C. Shumate
Matthew C. Flemming
Russell T. Clark
Frank X. Marshik

AUDIT COMMITTEE

Communications with the Board of Directors

Stockholders can send communications to the board of directors by sending a certified or registered letter to the Chairman of the Board, care of the Secretary, at our main business address set forth above. Communications that are threatening, illegal, or similarly inappropriate, and advertisements, solicitations for periodical or other subscriptions, and other similar communications will generally not be forwarded to the Chairman.

Appointment of Auditors

Our Board of Directors selected Malone & Bailey, PC, independent accountants, as our auditors for the year ending December 31, 2005.  Malone & Bailey, PC previously audited our consolidated financial statements for the fiscal year ended December 31, 2004 and 2003. Representatives of Malone & Bailey, PC are not expected to attend this stockholder’s meeting.

Audit Fees

Malone & Bailey, PC billed us $30,750 in fees for our 2005 annual audit, $20,000 in fees for our 2004 annual audit, $17,600 in fees for the review of our quarterly financial statements for 2005, and $11,900 in fees for the review of our quarterly financial statements for 2004.

Audit-Related Fees

We did not pay any fees to Malone & Bailey, PC for assurance and related services that are not reported under Audit Fees above in 2005 or 2004.

Tax Fees

We did not pay any fees to Malone & Bailey, PC for tax compliance, tax advice or tax planning in 2005 or 2004.

All Other Fees

In 2005, our independent auditors, Malone & Bailey, PC billed us $10,075 for work in connection with our proxy statement for our special meeting of stockholders held on October 19, 2005.  We did not pay any fees to Malone & Bailey, PC for any registration statement work, tax services, or any other fees in 2004.

Pre-Approval Policies and Procedures

We have implemented pre-approval policies and procedures related to the provision of audit and non-audit services.  Under these procedures, our audit committee pre-approves all services to be provided by Malone & Bailey, PC and the estimated fees related to these services.

All audit, audit related, and tax services were pre-approved by the audit committee, which concluded that the provision of such services by Malone & Bailey, PC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Our pre-approval policies and procedures provide for the audit committee’s pre-approval of specifically described audit, audit-related, and tax services on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policies and procedures also require specific approval by the audit committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policies and procedures authorize the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Changes in Auditors

On January 19, 2004, we dismissed Cross and Robinson as our independent accountants, and we engaged Malone & Bailey, PC as our independent accountants.

The reports of Cross and Robinson on our financial statements for the fiscal years ended December 31, 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the accountant’s reports of Cross and Robinson on our financial statements as of and for the year ended December 31, 2002 stated that our recurring losses from operations, our significant acquisition and operating debt, some of which is in default, and our net capital deficiency all raise substantial doubt about our ability to continue as a going concern.

The decision to change accountants from Cross and Robinson to Malone & Bailey, PC was approved by our board of directors.

During our fiscal years ended December 31, 2001 and 2002 and through the subsequent interim period through September 30, 2003, we did not have any disagreement with Cross and Robinson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During that time, there were no “reportable events” as set forth in Item 304(a)(1)(i-v) of Regulation S-B adopted by the Securities and Exchange Commission, except that the accountant’s reports of Cross and Robinson on our financial statements as of and for the year ended December 31, 2002 stated that our recurring losses from operations, our significant acquisition and operating debt, some of which is in default, and our net capital deficiency all raise substantial doubt about our ability to continue as a going concern.

We engaged Malone & Bailey, PC on January 26, 2004. We had not consulted Malone & Bailey, PC regarding any of the matters specified in Item 304(a)(2) of Regulation S-B.

We provided Cross and Robinson with a copy of this disclosure prior to its filing with the Commission. Cross and Robinson provided a letter to us, dated February 4, 2004 and addressed to the Commission, which is attached as Exhibit 16.1 to our current report on Form 8-K filed with the Commission on February 4, 2004.

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

MANAGEMENT

Executive Officers

Name	Age	Position

Larry C. Shumate	53	Chairman of the Board of Directors, President, and Chief Executive Officer

Matthew C. Flemming	37	Chief Financial Officer, Executive Vice President, Treasurer, Secretary, and Director

Russell T. Clark	40	Vice President, Chief Operating Officer, and Director

Executive Compensation

The following table sets forth the cash compensation paid to the Chief Executive Officer and to all other executive officers for services rendered during the fiscal years ended December 31, 2005, 2004, and 2003.

	Annual Compensation				Long-Term Compensation
						Common Shares	All
					Restricted	Underlying	Other
				Other Annual	Stock	Options Granted	Compen
Name and Position	Year	Salary	Bonus	Compensation	Awards ($)(3)	(# Shares)	-sation
Larry C. Shumate	2005	$185,769	-0-	-0-	$315,000	-0-	-0-
Chairman, President and	2004	$155,770	-0-	$2,800 (1)	-0-	-0-	-0-
Chief Executive Officer	2003	$162,000	-0-	$18,000 (2)	-0-	-0-	-0-

Matthew C. Flemming	2005	$163,077	-0-	-0-	$210,000	-0-	-0-
Executive Vice President,	2004	$105,011	-0-	$4,000 (1)	-0-	-0-	-0-
Chief Financial Officer, Secretary and Treasurer	2003	$227,500 (4)	-0-	-0-	-0-	-0-	-0-

Russell T. Clark	2005	$151,154	-0-	-0-	$262,500	-0-	-0-
Vice President and	2004	$129,230	-0-	$4,000 (1)	-0-	-0-	-0-
Chief Operating Officer	2003	$141,230	-0-	-0-	-0-	-0-	-0-

(1)	Includes various expenses we paid on behalf of the listed officer that has been classified as miscellaneous 1099 compensation income.

(2)	Includes agreement to pay Mr. Shumate rent for Shumate Machine Works previous building located in Magnolia, Texas which we leased.

(3)
Includes restricted stock awards issued to each executive officer under our 2005 Stock Incentive Plan. The value of the restricted stock awards set forth herein are calculated by multiplying the number of shares issued under the restricted stock award by the quoted market price of our common stock on the date of grant, in accordance with SEC regulations.

(4)
Of this amount, only $35,000 was paid to Mr. Flemming. The remaining $192,500 was accrued salary. The obligation for payment of this amount was discharged in the Excalibur Holdings, Inc. bankruptcy proceeding.

Option Grants and Exercises

There were no option grants or exercises by any of the executive officers named in the Summary Compensation Table above.

Employment Agreements

Each of our executive officers currently works for us without written employment agreements.

Compensation of Directors

All directors receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business. In addition, we intend to grant nonqualified stock options to each of our director nominees if they are elected at the annual meeting of stockholders.

From time to time we may engage certain members of the board of directors to perform services on our behalf. In such cases, we compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

As an inducement to join our Board of Directors, we granted the following options to our director-nominees. On January 10, 2006 we granted to Mr. Swift an option to purchase 150,000 shares of our common stock at an exercise price of $0.65 per share, the fair market value on the date of grant. The option term is five years. On March 21, 2006 we granted an option to purchase 50,000 shares of our common stock to each of Messrs. Erikson and Womack at an exercise price of $1.00 per share, the fair market value on the date of grant. Each option has a term of five years.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and stockholders holding more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us for the period ended December 31, 2005, all Section 16(a) reports required to be filed by our executive officers, directors, and greater-than-10% stockholders were filed on a timely basis, except that (1) Messrs. Shumate, Flemming, Clark, and Marshik were late in filing their Form 4s in connection with restricted stock awards granted on May 11, 2005, (2) Messrs. Shumate, Flemming, Clark, and Marshik were late in filing their Form 4s in connection with shares issued in connection with the restructuring on October 19, 2005, (3) Stillwater National Bank was late in filing its Form 3 in connection with shares issued in connection with the restructuring on October 19, 2005, and (4) A. Earl Swift did not file a new Form 3 or a Form 4 in connection with his becoming a greater-than-10% stockholder in December, 2005 or a Form 4 in connection with the option grant referenced above.

Code of Ethics

We have adopted a code of ethics that applies to the principal executive officer and principal financial and accounting officer. We will provide to any person without charge, upon request, a copy of our code of ethics. Requests may be directed to our principal executive offices at 12060 FM 3083, Conroe, Texas 77301.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 19, 2006 by the following persons:

•	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Name And Address	Number Of Shares Beneficially Owned	Percentage Owned
A. Earl Swift	1,608,761 (1)	10.32%
Larry C. Shumate	1,752,600 (2)	11.31%
Matthew C. Flemming	1,370,064 (2)(3)	8.84%
Russell T. Clark	1,418,400 (2)	9.15%
Frank X. Marshik	395,997 (4)	2.55%
Steven B. Erikson	135,000 (5)	*
Leo B. Womack	138,298 (6)	*
Stillwater National Bank & Trust Company Southwest Bancorp, Inc.	6,093,000 (7)	39.44%

All directors and officers as a group	6,569,120	42.23%

*Less than 1%.

(1)
Includes 389,287 shares held by various family trusts of which Mr. Swift is a trustee, 26,191 shares underlying presently exercisable warrants, and an option to purchase 150,000 shares of our common stock at a price of $0.65 per share. The option was granted on January 10, 2006 and will vest on the date that Mr. Swift is elected to our Board of Directors. The term of the option is five years. Mr. Swift’s address is c/o Swift Energy Company, 16825 Northchase Drive, Suite 400, Houston, Texas.

(2)	The address is 12060 FM 3083, Conroe, Texas 77301.

(3)
Includes 7,143 shares underlying presently exercisable warrants. 196,571 shares have been pledged to Comerica Bank to secure payment for a loan collateralized by the shares. Mr. Flemming has defaulted on the loan and Comerica Bank has foreclosed on the pledge and sells the shares from time to time. In addition, 1,116,350 shares have been pledged to Stillwater National Bank and Trust to secure payment for a loan collateralized by the shares.

(4)
Includes 7,143 shares held by Mr. Marshik’s spouse, 572 shares held by Mr. Marshik as custodian for members of Mr. Marshik’s family under state uniform gift to minors acts, and 23,086 shares underlying presently exercisable warrants. Mr. Marshik’s address is 8515 Costa Verde Boulevard, #907, San Diego, CA 92112.

(5)
Includes 85,000 shares held by Red Rock Interests, Ltd., of which Mr. Erikson is President and shareholder, and an option to purchase 50,000 shares of our common stock at a price of $1.00 per share. The option was granted on March 21, 2006 and will vest on the date that Mr. Erikson is elected to our Board of Directors. The term of the option is five years. Mr. Erikson’s address is #5 Longbow Lane, Houston, Texas 77024.

(6)
Includes 88,298 shares held by a trust of which Mr. Womack is a trustee, and an option to purchase 50,000 shares of our common stock at a price of $1.00 per share. The option was granted on March 21, 2006 and will vest on the date that Mr. Womack is elected to our Board of Directors. Mr. Womack’s address is 710 North Post Oak Road, Suite 400, Houston, Texas 77024.

(7)
Includes 3,725,000 shares underlying a convertible secured promissory note held by Stillwater National Bank and Trust Company. Of this amount, 2,500,000 shares have been reserved for the conversion of the loan principal and 1,225,000 have been reserved for the conversion of interest that accrues on the loan. Stillwater National Bank and Trust Company is a national bank organized under the laws of the United States, and Southwest Bancorp, Inc. is a corporation organized under Oklahoma law and the registered financial holding company for the Stillwater National Bank and Trust Company. Southwest Bancorp owns all of the outstanding voting securities of Stillwater National Bank. The address of both Stillwater National Bank and Southwest Bancorp is 608 South Main Street, Stillwater, Oklahoma.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this report and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 19, 2005, we completed a restructuring of our company, resulting in a significant reduction of our outstanding debt and providing us with a strengthened balance sheet and reduced debt servicing requirement. The restructuring was effected through an out-of-court restructuring, or “recapitalization plan,” which consisted of, among other things, a restructuring of debt we owed to Stillwater National Bank, or Stillwater, the issuance of stock in exchange for the cancellation and conversion of debt, and the issuance of restricted stock awards.

As part of this restructuring, we issued 2,368,000 shares of our common stock to Stillwater, representing approximately 20% of our then issued and outstanding shares, in exchange for the cancellation of debt in the amount of $2,368,000 and we executed a convertible promissory note in the amount of $2,500,000 in favor of Stillwater. According to the terms of this note, Stillwater may, at its election, convert the principal amount of the note plus all accrued interest into shares of our common stock at a conversion rate of $1.00 per share. Stillwater also transferred to us all of the common stock it held in Shumate Machine Works.

We used $303,000 of the restructured debt to purchase machines from Larry C. Shumate, our President and Chief Executive Officer, and from A. Earl Swift, a former director and a current director-nominee.

Upon completion of the debt restructuring, we owed Stillwater a total of approximately $8,100,000 (not including a revolving credit line of $1,000,000). We received a release from Stillwater for the balance of any debt we owed (except to the extent that the debt was amended and restated, issued or guaranteed in the restructuring), which debt totaled approximately $3,813,000.

In conjunction with the debt restructuring, Stillwater loaned $350,000 to Matthew C. Flemming, our Chief Financial Officer. $100,000 of this loan was used to pay Stillwater money owed by Mr. Flemming pursuant to the terms of a personal line of credit. $250,000 of the loan was used by Mr. Flemming to purchase 250,000 shares of our common stock. Mr. Flemming had also personally guaranteed our loans to Stillwater. On October 19, 2005, Mr. Flemming owed approximately $10,000,000 under this personal guarantee. As part of the restructuring of our debt, Stillwater released Mr. Flemming from the personal guarantee.

Also in conjunction with the debt restructuring, each of our executive officers, in return for their personal guarantees on new bank debt, and each of our non-employee directors, at the time of the restructuring, had received restricted stock awards that vested upon completion of the restructuring, as follows:

Larry C. Shumate	1,500,000 shares
Matthew C. Flemming	1,000,000 shares
Russell T. Clark	1,250,000 shares
Frank X. Marshik	200,000 shares

In addition, several of our officers and directors, both former and current, received shares of our common stock, either directly or indirectly, of common stock upon conversion of unsecured notes which they held for loans made to us, on the same terms and conditions as all other holders of unsecured notes, as follows:

Larry C. Shumate	132,600 shares
Matthew C. Flemming	16,350 shares
Russell T. Clark	88,400 shares
Frank X. Marshik	126,000 shares
A. Earl Swift	957,568 shares
William S.H. Stuart*	202,517 shares
David Rains	57,500 shares

*notes held by WSHS, Inc., a corporation controlled by William S.H. Stuart

On December 5, 2005, A. Earl Swift, Shumate’s former director and a significant stockholder of Shumate, purchased 416,667 shares of our common stock in a private placement at a purchase price of $0.60 per share, for gross proceeds of $250,000. We have since nominated Mr. Swift to fill a vacancy on our board of directors and to become the Chairman of the Board of Directors.

On May 1, 2002, we retained Spectrum Law Group, LLP as our legal counsel. One of the partners at Spectrum Law Group, LLP is the son-in-law of Frank Marshik, one of our directors and stockholders.

We believe that the foregoing transactions were in our best interests. Consistent with Section 144 of the Delaware General Corporation Law, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is us at is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Limitation of Liability of Directors and Indemnification of Directors and Officers

As permitted by Section 145 of the Delaware General Corporation Law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duty as directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that we may, in our discretion, (i) indemnify our directors, officers, employees and agents and persons serving in such capacities in other business enterprises at our request, to the fullest extent permitted by Delaware law, and (ii) advance expenses, as incurred, to our directors and officers in connection with defending a proceeding.

We may enter into indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the bylaws as well as certain additional procedural protections.

The indemnification provisions in the bylaws and the indemnification agreements which we may enter into with our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act. However, we are aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

To be eligible for inclusion in our proxy statement and form of proxy for our next annual meeting, stockholder proposals must be submitted in writing by the close of business on December 31, 2006 to Matthew C. Flemming, Executive Vice President, Chief Financial Officer and Secretary, Shumate Industries, Inc., 12060 FM 3083, Conroe, Texas 77301.

If any proposal that is not submitted for inclusion in our next proxy (as described in the preceding paragraph) is instead sought to be presented directly at our next annual meeting, the proxies may vote in their discretion if (a) we receive notice of the proposal before the close of business on December 31, 2006 and advise stockholders in our next proxy statement about the nature of the matter and how management intends to vote on such matter or (b) we do not receive notice of the proposal prior to the close of business on December, 31, 2006. Notices of intention to present proposals at our next annual meeting should be addressed to Matthew C. Flemming, Executive Vice President, Chief Financial Officer and Secretary, Shumate Industries, Inc., 12060 FM 3083, Conroe, Texas 77301.

OTHER MATTERS

Our board of directors does not intend to present, or have any reason to believe others will present, any items of business other than those stated above. If other matters are properly brought before the annual meeting, the person named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of our board of directors.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Matthew C. Flemming, Executive Vice President, Chief Financial Officer and Secretary, Shumate Industries, Inc., 12060 FM 3083, Conroe, Texas 77301; telephone: (936) 539-9533. Any stockholder who wants to receive separate copies of our proxy statement or annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

ANNUAL REPORT

Our annual report on Form 10-KSB for the fiscal year ended December 31, 2005 is being delivered concurrently with this proxy statement. Any stockholder who desires an additional copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2005 may obtain a copy (excluding exhibits) by addressing a request to Matthew C. Flemming, Executive Vice President, Chief Financial Officer and Secretary, Shumate Industries, Inc., 12060 FM 3083, Conroe, Texas 77301. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Stockholders may also visit our website at http://www.shumateinc.com.

By Order of the Board of Directors /s/ Matthew C. Flemming Matthew C. Flemming Executive Vice President, Chief Financial Officer, Treasurer, and Secretary April 27, 2006 Conroe, Texas

Appendix 1

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage paid envelope provided.

\*/ Please detach here \*/

The Board of Directors Recommends That You Vote FOR Each of the Proposals Below.

Proposal 1:	Election of the nominees listed to serve as directors until the next Annual Meeting.	01 A. Earl Swift 02 Larry C. Shumate 03 Matthew C. Flemming 04 Russell T. Clark 05 Frank X. Marshik 06 Steven B. Erikson 07 Leo B. Womack	☐	FOR all nominees (except as marked)	☐	WITHHOLD AUTHORITY from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH NOMINEE LISTED ABOVE IN PROPOSAL 1.

Address Change? Mark Box
Indicate changes below: ☐	Dated	, 2005

Signature(s) in Box (if there are co-owners, both must sign)
PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where appropriate, office position or representative capacity. For stock held in joint tenancy, each joint owner should sign.

Shumate Industries, Inc.

Meeting Location:
Shumate Industries, Inc.
12060 FM 3083
Conroe, Texas 77301

June 7, 2006
3:30 p.m. Central Daylight Savings Time
Shumate Industries, Inc. 12060 FM 3083 Conroe, Texas 77301 USA	PROXY

COMMON STOCK PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 7, 2006

The undersigned hereby appoints MATTHEW C. FLEMMING, with full powers of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Shumate Industries, Inc., registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at 12060 FM 3083, Conroe, Texas 77301 at 3:30 p.m. (Central Daylight Savings Time) on June 7, 2006, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
See reverse side for voting instructions.